EXHIBIT 32 - SECTION 1350 CERTIFICATION

      I, Shaun O'Brien, the Chief Financial Officer of CIS Investments, Inc. ("CISI"), the Managing Owner of JWH Global Trust (the "Trust"), and I, James A. Davison, the President of CISI, certify that (i) the attached 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

James A. Davison President CIS Investments, Inc. November 12, 2003	Shaun D. O'Brien Chief Financial Officer CIS Investments, Inc. November 12, 2003